EXHIBIT 10.7

PENN VIRGINIA RESOURCE GP, LLC

Amended and Restated Long-Term Incentive Plan

Deferred Common Unit Grant

This DEFERRED COMMON UNIT GRANT, dated as of February 15, 2005 (the “Date of Grant”), is delivered by Penn Virginia Corporation (the “Company”) to                      (the “Grantee”).

RECITALS

The Amended and Restated Long-Term Incentive Plan (the “Plan”), as amended and restated effective as of January 1, 2005, provides for the grant of Deferred Common Units (as defined in the Plan) in accordance with the terms and conditions of the Plan. The Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) has decided to grant Deferred Common Units to the Grantee as an inducement for the Grantee to promote the best interests of the Partnership and its unitholders. All terms capitalized but not defined herein will have the meanings assigned to them in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Deferred Common Units. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee                      Deferred Common Units. The Company will establish an Account in the Grantee’s name that will be credited with the number of Deferred Common Units granted hereunder.

2. Unit Distributions. Any cash distribution or other distribution paid by the Company on account of the Units.

3. Vesting and Non-transferability.

(a) The Grantee shall be fully vested at all times in the Deferred Common Units granted hereunder and all Distributions paid thereon.

(b) The Deferred Common Units shall not be transferable unless otherwise determined by the Board.

4. Distribution of Deferred Common Units and Unit Distributions. Deferred Common Units and Unit Distributions will be distributed to the Grantee on the date on which such Grantee ceases for any reason to be a member of the Board; provided that, upon the death of the Grantee, distribution shall be made to the beneficiary designated by such Grantee on Exhibit A attached hereto. If the Grantee fails to designate a beneficiary or the Grantee’s beneficiary predeceases the Grantee, distribution shall be made to the Grantee’s estate. Each Deferred Common Unit shall be payable in one Unit of the Partnership. Units distributed with respect to Deferred Common Units shall not be transferable until the six-month anniversary of the date on which such Units were distributed.

5. Change in Control. The provisions of the Plan applicable to a Change in Control shall apply to the Deferred Common Units, and upon the consummation of a Change in Control, the Units represented by Deferred Common Units credited to each Non-employee Director’s Account and the Share Distributions shall be distributed to the Grantee.

6. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Units, (c) changes in capitalization of the Partnership, (d) compliance with section 409A of the Internal Revenue Code and the applicable regulations thereunder, and (e) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to questions arising hereunder.

7. Withholding. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant of the Deferred Common Units or the delivery of Units or Unit Distributions.

8. Requirements for Issuance or Transfer of Units. No Unit shall be issued, transferred or delivered in connection with this Deferred Common Unit Grant unless and until all legal requirements applicable to the issuance of such stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition this grant or delivery of such Unit on Grantee’s undertaking in writing to comply with such restrictions on the Grantee’s subsequent disposition of such Units as the Board shall deem necessary or advisable to comply with applicable law, and certificates representing such Units may be legended to reflect any such restrictions. Certificates representing Units issued, transferred or delivered hereunder will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

9. No Service or Other Rights. This grant shall not confer upon the Grantee any right to be retained in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s service at any time. The right of the Company to terminate at will the Grantee’s service at any time for any reason is specifically reserved.

10. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of Secretary at Three Radnor Corporate Center, Suite 230, Radnor, PA 19087 and any notice to the Grantee shall be addressed to such Grantee at the current address known by the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

Penn Virginia Resource GP, LLC
Attest:

By:

I hereby accept the grant of Deferred Common Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

Grantee

Date

EXHIBIT A

PENN VIRGINIA RESOURCE GP, LLC

Amended and Restated Long-Term Incentive Plan

Deferred Common Unit Grant

Beneficiary Designation Form

The beneficiary to whom payment is to be made under this Deferred Common Stock Unit Grant in the event of my death prior to receipt of my entire Account balance is:

Name	Address

The contingent beneficiary to whom payment is to be made in the event of my death prior to receipt of my entire Account, if the beneficiary listed above dies before full payment has been made, is:

Name	Address

Employee

Date:

Receipt Acknowledged:

PENN VIRGINIA RESOURCE GP, LLC

By:

Title:	Date:

4